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                                                                    EXHIBIT 11.1

                          HUTCHINSON TECHNOLOGY INCORPORATED

                           STATEMENT REGARDING COMPUTATION
                               OF NET INCOME PER SHARE



                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                            FOR THE FISCAL YEAR ENDED
                                      -------------------------------------
                                           1996        1995        1994
                                        ---------   ---------   ---------
NET INCOME                                $13,802     $21,078      $5,880
                                        ---------   ---------   ---------
                                        ---------   ---------   ---------

NET INCOME PER SHARE - PRIMARY:

 Weighted average common
   shares outstanding                       5,450       5,358       5,332

 Dilutive effect of stock
   options outstanding after
   application of treasury
   stock method                               152         135         114
                                        ---------   ---------   ---------
                                            5,602       5,493       5,446
                                        ---------   ---------   ---------
                                        ---------   ---------   ---------
PRIMARY NET INCOME
 PER SHARE                                  $2.46       $3.84       $1.08
                                        ---------   ---------   ---------
                                        ---------   ---------   ---------

NET INCOME PER SHARE - FULLY DILUTED:

 Weighted average common
   shares outstanding                       5,450       5,358       5,332

 Dilutive effect of stock
   options outstanding after
   application of treasury
   stock method                               152         181         114
                                        ---------   ---------   ---------
                                            5,602       5,539       5,446
                                        ---------   ---------   ---------
                                        ---------   ---------   ---------
FULLY DILUTED NET INCOME
 PER SHARE                                  $2.46       $3.81       $1.08
                                        ---------   ---------   ---------
                                        ---------   ---------   ---------




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